Exhibit 32.1

Certification pursuant to Rule 13a-14(b) / Section 1350

In connection with the Quarterly Report of NTN Buzztime, Inc. (the “Registrant”) on Form 10-Q for the period ended March 31, 2011, I, Michael Bush, President and Chief Executive Officer, do hereby certify that:

(1)
the Quarterly Report on Form 10-Q of the Registrant for the period ended March 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 13, 2011	/s/ Michael Bush
Michael Bush
President and Chief Executive Officer
NTN Buzztime, Inc.